UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL CROSSING AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1350261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4200 NW 36th Street, Building 5A Miami International Airport Miami, FL	33166
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock	None
Class B non-voting common stock	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261285 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note: This Registrant is filing this 8-A/A to clarify that it is not seeking to register its securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The initial filing was inadvertent and should be withdrawn.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL CROSSING AIRLINES GROUP INC.

By:	/s/ Edward J. Wegel
Name: Edward J. Wegel
Title: Chief Executive Officer

Date: March 30, 2022